                                                                Exhibit 23.1



                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-36804) and related Prospectus of Madison River Capital, LLC, and Madison River Finance Corp. for the offer to exchange its 131/4% Senior Notes due 2010.



                                          /s/ Ernst & Young LLP

Raleigh, North Carolina
April 13, 2004